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                                                                  Exhibit 23

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated July 28, 1997 on the financial statements of Cambridge SoundWorks, Inc. as of and for the year ended June 29, 1997, included in this Form 10-K.


                                              Arthur Andersen, LLP


Boston, Massachusetts
September 19, 1997